Exhibit (a)(6)

          AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              ARTISAN FUNDS, INC.

     The undersigned Chief Executive Officer of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), the following Amendment was duly adopted to declare an indefinite number of authorized shares, to redesignate the existing series of the class of shares of "Artisan International Fund" designated as "Artisan International Fund International Shares" and "Artisan International Fund International Institutional Shares" as "Artisan International Fund Investor Shares" and "Artisan International Fund Institutional Shares," to redesignate the sole existing series of the class of shares of "Artisan Mid Cap Fund" as "Artisan Mid Cap Fund Investor Shares" and to create an additional series of shares of the class "Artisan Mid Cap Fund," such additional series to be designated as the "Artisan Mid Cap Fund Institutional Shares":

          "Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

          `A. The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                     Class                Series         Authorized Number
                     ------               ------             of Shares
                                                             ----------
          Artisan Small Cap Fund                             Indefinite
          Artisan International Fund  Investor Shares        Indefinite
          Artisan International Fund  Institutional Shares   Indefinite
          Artisan Mid Cap Fund        Investor Shares        Indefinite
          Artisan Mid Cap Fund        Institutional Shares   Indefinite
          Artisan Small Cap
           Value Fund                                        Indefinite


          The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:' "

     This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on April 27, 2000 without shareholder approval in accordance with Section 180.1002(8m) with respect to the declaration of an indefinite number of authorized shares, in accordance with Sections 180.1002(8) and 180.0602(1)(c), with respect to the redesignation of the existing series of the class of shares of "Artisan International Fund" designated as "Artisan International Fund International Shares" and "Artisan International Fund International Institutional Shares" as "Artisan International Fund Investor Shares" and "Artisan International Fund Institutional Shares," respectively, and with respect to the redesignation of the sole existing series of the class of shares of "Artisan Mid Cap Fund" as "Artisan Mid Cap Fund Investor

Shares" and in accordance with Sections 180.1002(8) and 180.0602(1)(b) with respect to the creation of a new series of "Artisan Mid Cap Fund" designated as "Artisan Mid Cap Fund Institutional Shares" and each as expressly authorized in the Restated Articles. Prior to this Amendment, none of the shares of the Artisan Mid Cap Fund Institutional Shares have been issued.

     Executed in duplicate this 27th day of April, 2000.

                                          ARTISAN FUNDS, INC.



                                          By: /s/ Andrew A. Ziegler
                                             ---------------------------
                                             Andrew A. Ziegler
                                             Chief Executive Officer

     This instrument was drafted by:

     Dennis F. Connolly
     Godfrey & Kahn, S.C.
     780 North Water Street
     Milwaukee, Wisconsin  53202